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                                                                    Exhibit 3.13

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                            BEHRING DIAGNOSTICS INC.

                       *********************************

                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                               STATE OF DELAWARE

                         ******************************

    Steven W. Barnes, being the President of Behring Diagnostics Inc., a corporation organized and existing under any and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

    FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions. The resolutions setting forth the proposed amendment is as follows:

        RESOLVED, effective JANUARY 1, 1998 and subject to the approval of the sole stockholder, Article 1 of the Certificate of Incorporation of Behring Diagnostics Inc. be amended so that, as amended, Article I shall read as follows:

           "1. THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS SYVA COMPANY"

        FURTHER RESOLVED, that this amendment be submitted to the sole stockholder for approval and adoption; and

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, and upon written consent of the sole stockholder of said Corporation, with notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, as required by statue was voted in favor of the amendments.

    THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 18th day of December 1997.

                                                     BEHRING DIAGNOSTICS INC.
                                                      a Delaware Corporation

                                               By:  /s/ Steven W. Barnes
                                                    ----------------------------
                                                    Steven W. Barnes
                                                    President

                                       1
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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     merging

                            BEHRING DIAGNOSTICS INC.

                                  with and into

                           PB DIAGNOSTIC SYSTEMS, INC.

                                   ----------

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                                   ----------

          Behring Diagnostics Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

          FIRST: The Corporation is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on August 25, 1987.

          SECOND: PB Diagnostic Systems, Inc. (the "Subsidiary") is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 18, 1985.

          THIRD: The Corporation owns all of the outstanding shares of the Common stock, par value $100 per share, of the Subsidiary, and there is no other class of stock of the Subsidiary outstanding.

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                                      - 2 -

          FOURTH: The Board of Directors of the Corporation determined to merge the Corporation with and into the Subsidiary effective following the filing of this Certificate and, on December 14, 1993, duly adopted the resolutions attached hereto as Annex I.

          FIFTH: The merger of the Corporation with and into the subsidiary, with the Subsidiary being the surviving corporation (the "Surviving Corporation"), in accordance with the Plan of Merger attached as Exhibit A to Annex I hereto, was duly approved on December 15, 1993, in accordance with
Section 228 of the General Corporation Law of the State of Delaware, by written consent of the sole holder of the Common Stock, par value $100 per share, of the Corporation, which is the only class of capital stock of the Corporation outstanding.

          SIXTH: The merger shall become effective on January 1, 1994 following the filing of this Certificate with the Secretary of State of Delaware (the "Effective Time").

          SEVENTH: The Certificate of Incorporation of the Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation except that Article FIRST thereof shall be amended at the Effective Time in its entirety to read as follows:

          "FIRST: The name of the Corporation is
          Behring Diagnostics Inc."

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                                      - 3 -

          EIGHTH: At the Effective Time, by virtue of the merger and without any action on the part of the Corporation, the Subsidiary or the holder of any of the following securities:

          (a) Each share of Common Stock, par value $100 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and no payment or other consideration shall be made with respect thereto.

          (b) Each of the 2,000 shares of Common Stock, par value $100 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common stock, par value $100 per share, of the surviving Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged by its duly authorized officers as of this 31st day of December, 1993.

                                               BEHRING DIAGNOSTICS INC.

                                               By /s/ G. Veith
                                                 -------------------------------
                                                     G. Veith
                                                     President

Attest:

/s/ K.J. Weiner
-------------------
K.J. Weiner
Secretary

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                                     ANNEX I

     RESOLVED, that, whereas (1) this Corporation will be the legal and beneficial owner of all of the outstanding shares of the Common Stock, par value $100 per share ("Common Stock"), of PB Diagnostic Systems, Inc., a Delaware corporation ("PBDS"), (2) the Common Stock is the only issued and outstanding class of stock of PBDS, and (3) this Corporation desires to merge itself with and into PBDS (the "Merger") pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, therefore, subject to the approval of the sole stockholder of this corporation, this Corporation shall be merged with and into PBDS; and further

     RESOLVED, that the terms and conditions of the Merger shall be as set forth in the Plan of Merger presented to this meeting, which is incorporated into these resolutions by this reference thereto; and further

     RESOLVED, that, as provided in the aforesaid Plan of Merger, the name of the surviving corporation in the merger shall be changed to Behring Diagnostics Inc.; and further

     RESOLVED, that the aforesaid Plan of Merger be submitted to the sole stockholder of this Corporation for its approval; and further

     RESOLVED, that the President of this Corporation be and he hereby is authorized to make and execute, and the Secretary of this Corporation be and she hereby is authorized to attest, a Certificate or Ownership and Merger setting forth a copy of these resolutions providing for the Merger and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy recorded in the Office of the Recorder of Deeds, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the Merger.

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                                                                          PAGE 1

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PB DIAGNOSTIC SYSTEMS, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF DECEMBER, A.D. 1993, AT 10 O'CLOCK A.M.



[SEAL]                                       /s/ Edward J. Freel
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

2059789  8100                                AUTHENTICATION: 8699886

971345031                                             DATE:    10-14-97

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                            CERTIFICATE OF AMENDMENT

     PB Diagnostic Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by Unanimous Consent Resolution dated December 7, 1993 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of PB Diagnostic Systems, Inc. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Thousand (2,000) and the par value of each of such shares is One Hundred Dollars ($100) amounting in the aggregate to Two Hundred Thousand Dollars ($200,000)."

     SECOND: That in lieu of a meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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                                      - 2 -

     IN WITNESS WHEREOF, said directors of PB Diagnostic Systems, Inc. have caused this certificate to be signed by Fareed Kureshy, its President and attested by S. Allison, its Vice President this 7th day of December, 1993.


                                                     PB Diagnostic Systems, Inc.


                                                     By  /s/ Fareed Kureshy
                                                         -----------------------
                                                         Fareed Kureshy
                                                         President

ATTEST:


By  /s/ Stephen J. Allison
    ----------------------
    Vice President
    (duly authorized to
    exercise the duties of
    Secretary)
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[SEAL]

                          CERTIFICATE OF INCORPORATION
                                       OF
                          PB DIAGNOSTIC SYSTEMS, INC.

     1.   The name of the corporation is PB DIAGNOSTIC SYSTEMS, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand, and the par value of each of such shares is One Hundred Dollars ($100), amounting in the aggregate to One Hundred Thousand Dollars ($100,000) of capital stock.

     5.   The name and mailing address of the sole incorporator is as follows:

          NAME                                       MAILING ADDRESS

     Roger P. Joseph                                 100 Federal Street
                                                     Suite 3500
                                                     Boston, Massachusetts

     6.   The corporation is to have perpetual existence.

     7. The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever.

     8. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

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                                       -2-

          (a) The bylaws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the stockholders at the time having voting power, as may be prescribed in the said bylaws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

          (b) The Board of Directors shall have the power and authority:

              (1) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

              (2) subject to any provision of the bylaws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the bylaws or by the Board of Directors.

     9. Meetings of stockholders may be held outside the State of Delaware, if the bylaws so provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

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                                       -3-

     10. The corporation shall indemnify each director, officer, employee and agent of the corporation, his heirs, executors and administrators, and may indemnify all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent provided by law (a) against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or in connection with any appeal therein, or otherwise; and no provision of this
Article 10 is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

     The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article 10.

     11. The corporation reserves the right to amend, alter, change or repeal any provisions contained in [ILLEGIBLE] Certificate of Incorporation, in the manner now or he [ILLEGIBLE] prescribed by statute, and all rights conferred upon [ILLEGIBLE] herein are granted subject to this reservation.

     THE UNDERSIGNED, being the [ILLEGIBLE] hereinbefore named, for the purpose of [ILLEGIBLE] pursuant to the General Corporation Law [ILLEGIBLE] State of Delaware, do make this certificate, here [ILLEGIBLE] declaring and certifying that this is my act and deed and the facts herein

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                                       -4-

are true, and accordingly have hereunto set my hand this 16th day of April, 1985.

                                                            /s/ Roger P. Joseph
                                                            --------------------
                                                            Roger P. Joseph